Exhibit 99.1

Quotient Technology Inc. Reports Third Quarter 2019 Financial Results

Delivered $114.8M in revenue, up 11% over Q3 2018

Generated $6.2M in cash from operations in Q3 2019

CFO, Ronald J. Fior, retires; Company names Pamela Strayer as next CFO

Company signs definitive agreement to acquire Ubimo

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--November 6, 2019--Quotient Technology Inc. (NYSE: QUOT), the leading digital promotions, media and analytics company for CPG and retail marketing, today reported financial results for the third quarter ended September 30, 2019.

The Company also announced today that Pamela Strayer was named Chief Financial Officer, effective November 11, 2019. Ron Fior, current CFO, will help through a transition period and plans to retire at the end of the year.

“I’ve enjoyed working with Ron and I’d like to take a moment to thank him for his contributions and wish him well in his retirement,” said Steven Boal, CEO. “I’d also like to welcome Pam Strayer to the team. Pam brings solid finance and public company leadership experience to Quotient, and we’re thrilled to have her join us as we head into 2020, which is shaping up to be a most exciting year.”

“We believe we are at a tipping point in the industry and I couldn’t be more excited for our opportunity over the next few years,” continued Mr. Boal. “Through collaborative planning, CPGs and retailers are starting to make digital-first strategies a priority. In some cases, Quotient RPM retailers are now requiring CPGs to commit up to 1.5% of their gross sales to be spent on digital marketing and merchandising. And we expect, over the course of 2020, promotion dollars spent in the free-standing insert (FSI) to significantly decline, as large CPGs plan to shift out of the FSI entirely. Given the scale of our platform today, we believe Quotient sits in a prime position to help meet these digital-first initiatives and deliver a great omni-channel experience to shoppers.”

Third Quarter 2019 Financial Results

  Total revenue was $114.8 million in Q3 2019, an increase of 11% over Q3 2018.
  GAAP net loss for Q3 2019 was $10.4 million, compared to GAAP net loss of $7.8 million in Q3 2018.
  Adjusted EBITDA was $13.6 million in Q3 2019, compared to $16.4 million in Q3 2018.
  $6.2 million in cash from operations was generated in Q3 2019, compared to $4.3 million in Q3 2018.

Adjusted EBITDA, a non-GAAP measure, is reconciled to the corresponding GAAP measure at the end of this release.

Business Highlights

Expanded Platform and Solutions for Brand Marketers and Retailers

  In-Lane Targeted Promotions brings Quotient’s proprietary targeted promotions to offline receipts printed at checkout, reaching millions of shoppers, many of whom are not yet engaged on digital. In-Lane is integrated in over 2,000 Albertsons Companies stores in the United States and is available to other retailers looking to unify shopper experiences across touch points and simplify their targeted campaign planning with a single unified provider.
  Social influencer solution, Ahalogy, launched Rising Keywords, a social media feature for its Muse™ platform that predicts future trends on social platforms. Consumer packaged goods (CPGs) and retail marketers now have exclusive access to this important and useful data to help plan future social media campaigns, and better compete for relevancy and engagement with digital audiences.

Signed a Definitive Agreement to Acquire Ubimo

The Company also announced today that it has entered into an agreement to purchase Israel-based Ubimo, a leading data and media activation company. Through its demand-side platform (DSP), we expect Ubimo to bring best-in-class technology to further strengthen Quotient’s targeted digital media solutions, improve campaign performance and cost efficiencies, and accelerate the development of Quotient’s self-service platform.

Repurchased Shares in Stock Buyback Program

During the three and nine months ended September 30, 2019, the Company repurchased approximately 1.3 million and 8.1 million shares of its common stock for approximately $14.6 million and $85.5 million, respectively, including transaction costs, and completed its May 2019 stock buyback program. In August 2019, the Company’s Board of Directors approved a new $50.0 million buyback program.

Investor Day 2019

Quotient will host an Investor Day in New York, NY on Wednesday, November 13, 2019, from 9:00am ET to 2:30pm ET. A live and archived webcast will be available on the Investor Relations section of the Company website at: http://investors.quotient.com/.

Business Outlook

As of today, Quotient is providing the following business outlook.

For the fourth quarter 2019, total revenue is expected to be in the range of $107.4 million to $111.4 million. Adjusted EBITDA for the fourth quarter 2019 is expected to be in the range of $9.3 million to $11.3 million.

For the full year 2019, total revenue is expected to be in the range of $425.0 million to $429.0 million. Adjusted EBITDA for the full year 2019 is expected to be in the range of $43.0 million to $45.0 million.

A reconciliation of Adjusted EBITDA, a non-GAAP guidance measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain income and expenses items that are excluded in calculating Adjusted EBITDA.

Conference Call Information

The Company has posted prepared remarks and an earnings presentation on the Investor Relations section of the Company website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 4:30 p.m. ET/ 1:30 p.m. PT.

Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, please dial (833) 227-5842, or outside the U.S. (647) 689-4069, with Conference ID# 7093684 at least five minutes prior to the 1:30 p.m. PT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measure

Quotient has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release, because it is a key measure used by Quotient’s management and Board of Directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, Quotient believes that the exclusion of certain items of income and expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial metric used by the compensation committee of our Board of Directors in connection with the determination of compensation for our executive officers. Accordingly, Quotient believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating Quotient’s operating results in the same manner as Quotient’s management and Board of Directors.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, change in fair value of escrowed shares and contingent consideration, net, other income (expense) net, charges related to certain acquisition related costs, restructuring charges, impairment of capitalized software development costs, and Enterprise Resource Planning (“ERP”) Software implementation costs. We exclude these items because we believe that these items do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our current or past operating performance.

Quotient’s use of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Quotient’s financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements; and
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) interest and tax payments that may represent a reduction in cash available to Quotient; (iii) the effects of stock-based compensation, amortization of acquired intangible assets, interest expense, other income (expense) net, provision for (benefit from) income taxes, change in fair value of escrowed shares and contingent consideration, net, charges related to certain acquisition related costs, restructuring charges, impairment of capitalized software development costs, and ERP software implementation costs. Other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss), and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include the Company’s current expectations with respect to revenues and Adjusted EBITDA for the fourth quarter and fiscal year 2019; the Company’s expectations for its solutions, partnerships, product launches, Ubimo acquisition, CPGs’ plans to exit FSI, and privacy regulations; the Company’s expectations regarding the future demand and behavior of consumers, retailers and CPGs; and the Company’s expectations with respect to its future investments and growth and ability to leverage its investments and operating expenses. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to generate positive cash flow and become profitable; the amount and timing of digital marketing spend by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company’s ability to timely launch products; the Company’s ability to adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns, the Company’s ability to negotiate fee arrangements with CPGs and retailers; the Company’s ability to maintain and expand the use by consumers of promotions and offers on its platforms; the Company’s ability to execute its media strategy; the Company’s ability to effectively manage its growth; the performance of the Company’s various solutions; the Company's ability to successfully integrate acquired companies into its business; the Company’s ability to develop and launch new services and features; CPGs’ receptivity to the Company’s packaged solutions; our expectations regarding growth drivers; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q filed with the SEC on August 9, 2019 and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology is a leading digital promotions, media and analytics company that delivers personalized digital coupons and ads – informed by proprietary shopper and online engagement data – to millions of shoppers daily. We use our proprietary Promotions, Media, Audience and Analytics Cloud Platforms and services to seamlessly target audiences, optimize performance, and deliver measurable, incremental sales for CPG and retail marketers. We serve hundreds of CPGs and retailers nationwide, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General and Ahold-Delhaize USA. Quotient is based in Mountain View, California, and has offices in Bangalore, Cincinnati, New York, Paris and London. Visit www.quotient.com for more information.

Quotient, the Quotient logo, Muse, and Ahalogy are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$238,134	$302,028
Short-term investments	—	20,738
Accounts receivable, net	116,857	112,108
Prepaid expenses and other current assets	21,399	10,044
Total current assets	376,390	444,918
Property and equipment, net	13,500	15,579
Intangible assets, net	64,367	81,724
Goodwill	118,821	118,821
Other assets	7,041	1,311
Total assets	$580,119	$662,353
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,525	$17,060
Accrued compensation and benefits	11,374	13,107
Other current liabilities	51,644	53,255
Deferred revenues	13,091	8,686
Contingent consideration related to acquisitions	27,000	—
Total current liabilities	119,634	92,108
Other non-current liabilities	6,184	3,622
Contingent consideration related to acquisitions	3,015	28,963
Convertible senior notes, net	163,495	155,719
Deferred tax liabilities	1,754	1,854
Total liabilities	294,082	282,266

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	662,285	703,023
Accumulated other comprehensive loss	(886)	(844)
Accumulated deficit	(375,363)	(322,093)
Total stockholders’ equity	286,037	380,087
Total liabilities and stockholders’ equity	$580,119	$662,353

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$114,830	$103,591	$317,628	$279,902
Costs and expenses:
Cost of revenues (1)	70,458	57,073	191,387	145,295
Sales and marketing (1)	24,310	22,782	73,703	67,142
Research and development (1)	9,236	11,974	28,305	36,722
General and administrative (1)	17,643	12,574	44,101	35,494
Change in fair value of escrowed shares and contingent consideration, net	999	4,692	1,052	12,042
Total costs and expenses	122,646	109,095	338,548	296,695
Loss from operations	(7,816)	(5,504)	(20,920)	(16,793)
Interest expense	(3,507)	(3,373)	(10,416)	(10,007)
Other income (expense), net	1,175	1,267	4,214	3,475
Loss before income taxes	(10,148)	(7,610)	(27,122)	(23,325)
Provision for income taxes	215	195	375	497
Net loss	$(10,363)	$(7,805)	$(27,497)	$(23,822)

Net loss per share, basic and diluted	$(0.12)	$(0.08)	$(0.30)	$(0.25)

Weighted-average shares used to compute net loss per share, basic and diluted	88,789	94,066	91,850	93,478

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenues	$508	$571	$1,672	$1,690
Sales and marketing	1,433	1,689	4,996	5,024
Research and development	1,140	1,908	3,579	5,597
General and administrative	4,527	4,252	13,445	12,144
Total stock-based compensation	$7,608	$8,420	$23,692	$24,455

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(27,497)	$(23,822)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,260	17,226
Stock-based compensation	23,692	24,455
Amortization of debt discount and issuance cost	7,776	7,374
Allowance for doubtful accounts	583	271
Deferred income taxes	375	497
Change in fair value of escrowed shares and contingent consideration, net	1,052	12,042
Impairment of capitalized software development costs	3,579	—
Other non-cash expenses	1,872	130
Changes in operating assets and liabilities:
Accounts receivable	(5,332)	(20,185)
Prepaid expenses and other current assets	(11,084)	(2,520)
Accounts payable and other current liabilities	9,053	6,320
Payments for contingent consideration	—	(9,700)
Accrued compensation and benefits	(1,743)	(2,857)
Deferred revenues	4,405	(1,026)
Net cash provided by operating activities	29,991	8,205

Cash flows from investing activities:
Purchases of property and equipment	(7,412)	(3,814)
Purchases of intangible assets	(14,811)	(13,046)
Acquisitions, net of cash acquired	—	(26,628)
Purchases of short-term investments	—	(75,120)
Proceeds from maturity of short-term investment	20,738	94,862
Net cash used in investing activities	(1,485)	(23,746)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	3,113	5,824
Payments for taxes related to net share settlement of equity awards	(8,181)	(10,449)
Repurchases and retirement of common stock under share repurchase program	(87,097)	(10,971)
Principal payments on promissory note and capital lease obligations	(236)	(232)
Payments for contingent consideration	—	(14,800)
Net cash used in financing activities	(92,401)	(30,628)
Effect of exchange rates on cash and cash equivalents	1	9
Net decrease in cash and cash equivalents	(63,894)	(46,160)
Cash and cash equivalents at beginning of period	302,028	334,635
Cash and cash equivalents at end of period	$238,134	$288,475

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(10,363)	$(7,805)	$(27,497)	$(23,822)
Adjustments:
Stock-based compensation	7,608	8,420	23,692	24,455
Depreciation, amortization and other (1)	12,786	8,801	29,839	21,453
Change in fair value of escrowed shares and contingent consideration, net	999	4,692	1,052	12,042
Interest expense	3,507	3,373	10,416	10,007
Other (income) expense, net	(1,175)	(1,267)	(4,214)	(3,475)
Provision for income taxes	215	195	375	497

Total adjustments	$23,940	$24,214	$61,160	$64,979

Adjusted EBITDA	$13,577	$16,409	$33,663	$41,157

(1) For the three and nine months ended September 30, 2019, Other includes restructuring charges of $4.2 million, for each respective period, and certain acquisition related costs of $0.9 million and $2.3 million, respectively. For the three and nine months ended September 30, 2018, other includes: certain acquisition related costs of $0.8 million and $1.5 million, respectively, restructuring charges of $1.3 million and $2.7 million, respectively, and ERP software implementation costs related to service agreements of zero and $0.05 million, respectively.

Contacts

Investor Relations Contact:
Stacie Clements, 650-605-4535
Vice President, Investor Relations
ir@quotient.com

Media Contact:
Phillip Sontag
press@quotient.com